UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2017

RESPIRERX PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16467	33-0303583
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

126 Valley Road, Suite C Glen Rock, New Jersey	07452
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 444-4947

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 17, 2017, Robert N. Weingarten informed the Board of Directors of RespireRx Pharmaceuticals Inc. (the “Company”) that he had decided to resign as a director, Vice President and Chief Financial Officer of the Company and its subsidiary, as of that date. Mr. Weingarten indicated that his resignation was for personal reasons, and the Company does not believe the resignation was the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. The substance of the email that Mr. Weingarten sent regarding his resignation is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The Board of Directors, acting by written consent on February 22, 2017, appointed Jeff E. Margolis, the Company’s Vice president, Treasurer and Secretary, to act as the Company’s interim Chief Financial Officer. As an existing officer and director of the Company, information regarding Mr. Margolis is provided in the Company’s most recent Annual Report on Form 10-K, filed on March 29, 2016, and that information is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

A list of exhibits that are furnished and filed as part of this report is set forth in the Exhibit Index, which is presented elsewhere in this document, and is incorporated herein by reference.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESPIRERX PHARMACEUTICALS INC.
Date: February 23, 2017
	By:	/s/ Jeff E. Margolis
Jeff E. Margolis
Vice President, Treasurer and Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit Description
99.1	Email dated February 17, 2017 from Robert N. Weingarten regarding his resignation.